Exhibit 10.1

Execution Copy

AVON PRODUCTS, INC.

$142,000,000 2.60% Senior Notes, Series A,

due November 23, 2015

$290,000,000 4.03% Senior Notes, Series B,

due November 23, 2020

$103,000,000 4.18% Senior Notes, Series C,

due November 23, 2022

NOTE PURCHASE AGREEMENT

DATED AS OF NOVEMBER 23, 2010

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Section 22.5.	Construction	38
Section 22.6.	Counterparts	39
Section 22.7.	Governing Law	39
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	39

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 3.1	—	Funding Instructions

SCHEDULE 4.9	—	Changes in Corporate Structure

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Significant Subsidiaries of the Company

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Debt

EXHIBIT 1-A	—	Form of 2.60% Senior Notes, Series A, due November 23, 2015

EXHIBIT 1-B	—	Form of 4.03% Senior Notes, Series B, due November 23, 2020

EXHIBIT 1-C	—	Form of 4.18% Senior Notes, Series C, due November 23, 2022

EXHIBIT 2.2	—	Form of Subsidiary Guaranty

EXHIBIT 4.4(a)	—	Form of Opinion of General Counsel to the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Company

EXHIBIT 4.4(c)	—	Form of Opinion of Special Counsel to the Purchasers

EXHIBIT 13	—	Form of Paying Agent Agreement

EXHIBIT 13.2	—	Form of Transfer Certificate

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AVON PRODUCTS, INC.

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105-0196

$142,000,000 2.60% Senior Notes, Series A,

due November 23, 2015

$290,000,000 4.03% Senior Notes, Series B,

due November 23, 2020

$103,000,000 4.18% Senior Notes, Series C,

due November 23, 2022

Dated as of

November 23, 2010

TO THE PURCHASERS LISTED IN

THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

AVON PRODUCTS, INC., a New York corporation (the “Company”), agrees with each of the Purchasers listed in the attached Schedule A (each a “Purchaser” and, collectively, the “Purchasers”) to this Note Purchase Agreement (this “Agreement”) as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $142,000,000 aggregate principal amount of its 2.60% Senior Notes, Series A, due November 23, 2015 (the “Series A Notes”), (b) $290,000,000 aggregate principal amount of its 4.03% Senior Notes, Series B, due November 23, 2020 (the “Series B Notes”) and (c) $103,000,000 aggregate principal amount of its 4.18% Senior Notes, Series C, due November 23, 2022 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1-A and Exhibit 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

Section 2.1. Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Purchaser will purchase from the Company, at the Closing provided for in Section 3, the Notes in the principal amount and in the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

Section 2.2. Subsidiary Guaranty. Subject to Section 9.7(b), the payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by Avon Capital Corporation, a Delaware corporation (“ACC”), and any additional Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of even date herewith, which shall be substantially in the form of Exhibit 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.7 hereof (the “Subsidiary Guaranty”).

SECTION 3. CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603 at 10:00 a.m. Central time, at a closing (the “Closing”) on November 23, 2010 or on such other Business Day thereafter on or prior to November 24, 2010 as may be agreed upon by the Company and the Purchasers. On the Closing Date, the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note for each series of Notes to be purchased by such Purchaser (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company as set forth in Schedule 3.1 delivered pursuant to Section 4.11. If, on the Closing Date, the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties.

(a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(b) Representations and Warranties of the Subsidiary Guarantor. The representations and warranties of the Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company and the Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and such Subsidiary Guarantor prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(c) Officer’s Certificate of the Subsidiary Guarantor. The Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d) Secretary’s Certificate of the Subsidiary Guarantor. The Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from the General Counsel of the Company and the Subsidiary Guarantor, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Sidley Austin LLP, special counsel for the Company, covering the matters set forth in

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date, the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure. Neither the Company nor the Subsidiary Guarantor shall have changed its jurisdiction of organization or, except as reflected in Schedule 4.9, been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Subsidiary Guaranty; Paying Agent Agreement. (a) The Subsidiary Guaranty shall have been duly authorized, executed and delivered by the Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of the Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(b) The Paying Agent Agreement (i) shall be in full force and effect and (ii) shall constitute the legal, valid and binding obligation of all of the parties thereto.

Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 5.3. Disclosure. The Company, through its agent, Banc of America Securities LLC, has delivered to you a copy of a Private Placement Memorandum, dated November, 2010 (the Private Placement Memorandum, including the information incorporated by reference therein, the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents and matters listed in Schedule 5.3 and the financial statements listed on Schedule 5.5 (this Agreement, the Memorandum and such documents and matters and financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2009, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. Except as disclosed on Schedule 5.4, the Company has no Significant Subsidiaries. As of the date of this Agreement, all of the issued and outstanding shares of capital stock of each of such subsidiaries are owned directly or indirectly through Wholly-Owned Subsidiaries by the Company and all of such shares have been duly and validly authorized and issued and are fully paid and non-assessable and no party has a right to acquire such capital stock and there are no outstanding subscriptions, options, warrants, commitments, convertible securities, preemptive rights or other rights exercisable or exchangeable for or convertible into such capital stock.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered or made available to each Purchaser copies of the financial statements of the Company listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Consolidated Subsidiaries as of the dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary; in each case under clauses (b) and (c), other than as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed in Schedule 5.3, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The income tax liabilities of the Company have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2007.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties which the Company and its Subsidiaries own or purport to own that individually are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, would not reasonably be expected to have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 5.11. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 436 or 430 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, exceeded the aggregate current value of the assets of such Plan allocable to such benefit liabilities by $453.1 million. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is $134.6 million, excluding post retirement assets of $39.6 million.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on the Company’s behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 50 other Institutional Investors, each of which has been offered the Notes in connection with a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in the Section entitled “Summary of Financial Information–Summary of Proposed Offering” in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Debt. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 30, 2010 (excluding (x) Debt owing by a Subsidiary to another Subsidiary or to the Company and (y) Capital Lease obligations) the outstanding principal amount of which exceeds $2,000,000 (or its equivalent in other currencies), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $100,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) to the knowledge of the Company, engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes will, upon issuance of the Notes, rank pari passu in right of payment with all other senior unsecured Debt of the Company.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust funds’ property shall at all times be within such Purchaser’s or such pension or trust funds’ control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 6.2. Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a) Quarterly Statements — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year),

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii) consolidated statements of income and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that filing with the SEC within the time period specified above of the Company’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements — within 105 days after the end of each fiscal year of the Company,

(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that filing with the SEC within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports — except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility,

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; provided, that the Company shall be deemed to have made such delivery of the items listed in clauses (i) and (ii) if it shall have filed such materials with the SEC;

(d) Notice of Default or Event of Default — promptly, and in any event within ten Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e) ERISA Matters — within ten Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Requested Information — with reasonable promptness, such additional information regarding the financial position or business of the Company (including notification of any change in the ratings assigned to the Company by S&P or Moody’s) as any holder of Notes may reasonably request.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.4 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and such review shall not have disclosed the existence during the quarterly or annual period covered by the statements then being furnished of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor upon reasonable prior notice to the Company, at such holder’s expense, to visit and inspect any of the Company’s or its Subsidiaries’ properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may be reasonably requested in writing.

SECTION 8. PAYMENT OF THE NOTES.

Section 8.1. Maturity. (a) The entire unpaid principal amount of the Series A Notes shall become due and payable on November 23, 2015.

(b) The entire unpaid principal amount of the Series B Notes shall become due and payable on November 23, 2020.

(c) The entire unpaid principal amount of the Series C Notes shall become due and payable on November 23, 2022.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment (but if in the case of a partial prepayment, then against each series of Notes in proportion to the aggregate principal amount outstanding on each series), at 100% of the principal amount so prepaid, together with interest accrued and unpaid thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount of each Note then outstanding. The Company will give

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of each such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes shall be (a) allocated among each series of Notes in proportion to the aggregate unpaid principal amount of each such series of Notes and (b) allocated pro rata among all holders of each series of Notes at the time outstanding in accordance with the unpaid principal amount thereof.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes or any part or portion thereof except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount for the Notes. The term “Make-Whole Amount” means with respect to any Note an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings with respect to the Called Principal of such Note:

“Called Principal” means, the principal of the Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

“Discounted Value” means, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield.

“Reinvestment Yield” means, 0.50% plus the yield to maturity calculated by using (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date on screen “PX-1” on the Bloomberg Financial Market Service (or such other display as may replace Page PX1) on Bloomberg for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, all payments of such Called Principal and interest thereon that would be due after the Settlement Date if no payment of such Called Principal were made prior to its scheduled due date, provided that if such

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

“Settlement Date” means, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change of Control. (a) Notice of Change of Control Prepayment Event and Change of Control. The Company will, within 30 days after any Responsible Officer has knowledge of the occurrence of any Change of Control Prepayment Event, give written notice of such Change of Control Prepayment Event to each holder of Notes. If a Change of Control Prepayment Event has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

(c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 within the specified time period shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued and unpaid to the date of prepayment and an amount equal to the Control Premium for such Notes.

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(f) [Reserved]

(g) Certain Definitions.

“Below Investment Grade Rating Event” means the Company’s unsecured and unsubordinated Debt having a remaining maturity of five years or more (and which does not have the benefit of a guarantee from any Person other than any such Person that at such time also guarantees the obligations of the Company under this Agreement and the Notes) is not rated above Investment Grade by two or more of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its subsidiaries or any Plan (including any trustee of such Plan acting as trustee), becomes the beneficial owner (as such term is used in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of more than 35% of the then outstanding number of shares of the Company’s Voting Stock, provided that no Change of Control will occur as a result of an acquisition of stock by the Company which increases, proportionately, the Voting Stock of the Company owned by such person above 35% of the then outstanding number of shares of the Company’s Voting Stock, and provided further that if such person acquires stock representing more than 35% of the Voting Stock of the Company by reason of share purchases by the Company, and after such share purchases by the Company acquires any additional shares of the Company’s Voting Stock, then a Change of Control shall occur; or

(2) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i)(a) the Company becomes a wholly owned subsidiary of a holding company and (b) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of voting stock immediately prior to that transaction, and/or (ii)(a) the Company reincorporates in another jurisdiction and (b) the holders of the Company’s Voting Stock immediately following the reincorporation are substantially the same as the holders of Voting Stock immediately prior to the reincorporation.

“Change of Control Prepayment Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings Ltd.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies.

“Moody’s” means Moody’s Investors Service Inc.

“Rating Agency” means (1) any of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the unsecured and unsubordinated Debt of the Company or fails to make a rating of the unsecured and unsubordinated Debt of the Company publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” means the Company capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated except for any non-maintenance that would not reasonably be expected to have a Material Adverse Effect.

Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties which the Company and its Subsidiaries own or purport to own that individually are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business) in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent (1) the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) the Company or any subsidiary from consummating any transaction not prohibited by Section 10.4.

Section 9.4. Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent the same have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the non-filing or nonpayment, as the case may be, of all such taxes and assessments, charges and levies in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence, and will at all times preserve and keep in full force and effect the corporate existence of each of its Significant Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 9.6. Notes to Rank Pari Passu. The Company will ensure that its payment obligations under this Agreement and the Notes will at all times rank at least pari passu, without preference or priority, with all other unsecured unsubordinated Debt of the Company.

Section 9.7. Additional Subsidiary Guarantors. (a) The Company (i) will cause each Domestic Subsidiary which delivers a Guaranty in favor of the banks under the Bank Credit Agreement, or the administrative agent on behalf of such banks, to concurrently become a Subsidiary Guarantor, and (ii) may, at its election, at any time or from time to time, cause any other Subsidiary which is not then a Subsidiary Guarantor to become a Subsidiary Guarantor, by, in each case, satisfying the following conditions:

(A) each holder of a Note shall have received an executed Subsidiary Guaranty or a joinder agreement in respect of the Subsidiary Guaranty from such new Subsidiary Guarantor;

(B) a certificate signed by an authorized Responsible Officer of the Company making representations and warranties to the effect of those contained in Sections 5.4, 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(C) each holder of a Note shall have received a certificate of the Secretary or a Director (or other appropriate officer or person) of the new Subsidiary Guarantor as to due authorization, charter documents, board resolutions and the incumbency of officers;

(D) each holder of a Note shall have received an opinion or opinions of counsel in all applicable jurisdictions addressed to each of the holders of the Notes satisfactory to the Required Holders, to the combined effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles;

(E) if such new Subsidiary Guarantor is incorporated in a jurisdiction other than the United States, each holder of a Note shall have received evidence of the appointment of the Company (or any successor to the duties thereof) as such new Subsidiary Guarantor’s agent to receive, for it and on its behalf, service of process in the United States with respect thereto;

(F) the reasonable fees, charges and disbursements of a special counsel to the holders of the Notes in connection with the accession of such Subsidiary Guarantor shall have been paid; and

(G) each holder of a Note shall have received a certificate of a Senior Financial Officer of the Company certifying that at such time and immediately after giving effect to such Subsidiary Guaranty no Default or Event of Default shall have occurred and be continuing.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor other than ACC may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guaranty, (iii) such Subsidiary is not a party to, nor obligated under, any Guaranty of the Bank Credit Agreement and (iv) each holder of Notes shall have received a certificate of a Senior Financial Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements.

Section 9.8. Books and Records. The Company will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1. Interest Coverage Ratio. The Company will not permit, as of the last day of each fiscal quarter of the Company, the Interest Coverage Ratio to be less than 4:1.

Section 10.2. Limitation on Subsidiary Debt. The Company will not permit any Subsidiary to create, assume, incur or guarantee or otherwise be or become liable in respect of any Debt other than:

(a) Debt owed to the Company or any Subsidiary;

(b) Debt of a Subsidiary Guarantor (other than Debt of a Subsidiary Guarantor secured by a Lien created or incurred within the limitations of Section 10.3(m));

(c) Acquired Subsidiary Debt;

(d) Finance Subsidiary Debt;

(e) Debt of any Subsidiary set forth in Schedule 5.15, and the extension, renewal, or replacement of such Debt, but only to the extent that the available principal amount of such Debt shall not be increased; and

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(f) Debt not otherwise permitted by the foregoing clauses (a) through (e) above, provided that after giving effect thereto the sum (without duplication) of (i) the aggregate principal amount of all unpaid Debt permitted pursuant to this clause (f) plus (ii) the aggregate amount of all obligations secured by Liens permitted by Section 10.3(m) does not exceed 20% of Consolidated Total Assets determined as of the last date of the quarter then most recently ended (and for purposes of this clause (f) any Subsidiary Guarantor which is discharged from its Subsidiary Guaranty pursuant to Section 9.7(b) shall be deemed to have incurred all of its remaining Debt on the date such Subsidiary Guaranty is discharged).

Section 10.3. Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, assume or suffer to exist any Lien on any asset (including, without limitation, any stock of any Significant Subsidiary) now owned or hereafter acquired by it (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property) except:

(a) Liens existing on the date hereof and described on Schedule 5.15;

(b) Liens arising in the ordinary course of its business which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(c) any Lien on any assets securing Debt (including Capital Leases) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

(d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 10.3, provided that such Debt is not increased and is not secured by any additional assets;

(e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

(f) Liens for taxes or assessments and similar charges either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been set aside on the books of the Company and its Subsidiaries;

(g) Liens arising out of judgments or orders against the Company or any Consolidated Subsidiary with respect to which the Company or such Consolidated

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, provided that (i) the Company or such Consolidated Subsidiary, as the case may be, shall have secured, within 60 days after the creation thereof, an effective stay of execution pending such appeal or review, and (ii) except with respect to (A) judgments and orders with respect to non-United States taxes against Consolidated Subsidiaries organized or conducting a substantial portion of their business outside the United States, and (B) judgments and orders for so long as (1) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (2) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order, the aggregate amount of such judgments and orders described in clauses (A) and (B) shall not exceed $200,000,000;

(h) Liens for minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, lights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of the real properties of the Company and the Consolidated Subsidiaries, considered as a whole, or materially impair their use in the operation of the business of the Company or the Consolidated Subsidiary owning the same;

(i) Liens of Consolidated Subsidiaries securing Debt of such Consolidated Subsidiaries to the Company;

(j) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings;

(k) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and pension or other social security laws or regulations;

(l) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

(m) to the extent not otherwise permitted by clauses (a) through (l) above, any other Liens, provided that the aggregate amount of all such other Liens shall not exceed $100,000,000 at any time outstanding or such greater amount of additional Liens as shall be permitted under the Bank Credit Agreement, provided that, in no event, shall the sum (without duplication) of (i) the aggregate amount of all obligations secured by Liens permitted by this clause (m) plus (ii) the aggregate outstanding principal amount of Debt permitted by Section 10.2(f) exceed 20% of Consolidated Total Assets determined as of the last date of the quarter then most recently ended, and, provided further that,

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Debt outstanding under or pursuant to the Bank Credit Agreement pursuant to this Section 10.3(m) unless and until all obligations of the Company under this Agreement and the Notes shall concurrently be secured equally and ratably with such Debt pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

Section 10.4. Merger, Consolidation, Etc. The Company will not, and will not permit a Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation with the Company or the survivor of such merger with the Company or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or limited liability company organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or limited liability company, such corporation or limited liability company shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes; and

(b) the successor formed by such consolidation with a Subsidiary Guarantor or the survivor of such merger with a Subsidiary Guarantor or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of a Subsidiary Guarantor as an entirety, as the case may be, shall be the Company or a Wholly-owned Subsidiary, and, if the Company is not such corporation, such Wholly-owned Subsidiary shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Subsidiary Guaranty; and

(c) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability under this Agreement or the Notes.

Section 10.5. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 10.6. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal, Control Premium or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Section 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default or (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) any Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of a Subsidiary Guarantor (other than upon a release of any Subsidiary Guarantor from a Subsidiary Guaranty in accordance with the terms of Section 9.7(b) hereof), or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of any such Subsidiary Guaranty; or

(f) any representation or warranty made in writing by or on behalf of the Company or a Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or any Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or by any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(g) (i) the Company, ACC or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $100,000,000 beyond any period of grace provided

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $100,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable; or

(h) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any of its Significant Subsidiaries or ACC, or any such petition shall be filed against the Company, any of its Significant Subsidiaries or ACC and such petition shall not be dismissed within 60 days; or

(j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $100,000,000 are rendered against one or more of the Company or its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(h) or (i) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of paragraph (h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after the Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of more than 50% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall cause the Registrar to keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall cause the Registrar to give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Registrar, for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof) and accompanied by a transfer certificate substantially in the form of Exhibit 13.2, within ten Business Days thereafter, the Company shall execute and shall cause the Registrar to deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series and in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, Exhibit 1-B or Exhibit 1-C, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company or the Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

The Notes have not been registered under the Securities Act or under the securities laws of any state and may not be transferred or resold unless registered under the Securities Act and all applicable state securities laws or unless an exemption from the requirement for such registration is available.

Section 13.3. Replacement of Notes. Upon receipt by the Registrar on behalf of the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company or the Registrar on its behalf (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and shall cause the Paying Agent to deliver not more than ten Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 13.4. Registrar. The principal executive office of the Registrar is 60 Wall Street, 27th Floor, New York, NY 10005, Attn: Corporates Team/Avon Products, Inc., Fax: [number], e-mail: [e-mail address]; [e-mail address], or such other address as the Company shall have specified to the holder of each Note in writing.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of the Paying Agent in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Paying Agent in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or such Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company, or the Paying Agent on its behalf, will pay all sums becoming due on such Note for principal, Make-Whole Amount and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company, or the Paying Agent on its behalf, in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company, or the Paying Agent on its behalf, made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company, or the Paying Agent on its behalf, at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or such Purchaser’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company, or the Paying Agent on its behalf, in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company, and the Paying Agent on its behalf, will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

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SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a single special counsel for the Purchasers and, if reasonably required by the Required Holders, a single local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the Subsidiary Guaranty, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs, expenses, fees and disbursements of the Paying Agent and the Registrar in connection with the performance of its duties under the Paying Agent Agreement.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the Subsidiary Guaranty, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Subsidiary Guaranty, the purchase or transfer by any Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of any such Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

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SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement, the Notes and the Subsidiary Guaranty may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing, and (ii) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (A) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the Make-Whole Amount on, the Notes, (B) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (C) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

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Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i) if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Company in writing pursuant to this Section 18;

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18, or

(iii) if to the Company, to the Company at 1 Avon Plaza, Midland & Peck Avenues, Rye, NY 10580 to the attention of Treasurer, with a copy to General Counsel at the Company’s address set forth at the beginning hereof, or at such other address(es) as the Company shall have specified to the holder of each Note in writing with copies to the Paying Agent at (a) Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, New York, NY 10005, Attn: Corporates Team/Avon Products, Inc., Fax: [number], e-mail: [e-mail address]; [e-mail address] and (b) Deutsche Bank National Trust Company, Trust & Securities Services, 100 Plaza One, 6th Floor, Jersey City, NJ 07311, Attn: Corporates Team/Avon Products, Inc., Fax: [number], e-mail: [e-mail address]; [e-mail address], or at such other address as the Company shall have specified to the holder of each Note in writing.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure other than as a result of a breach by such Purchaser of this Agreement or any other confidentiality arrangements between the Company and the Purchaser, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary and, to the knowledge of the Purchaser, from a source not bound by an obligation of confidentiality to the Company or another party with respect to such Confidential Information or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers and employees (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser), (ii) such Purchaser’s financial advisors, agents, attorneys, other professional advisors and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note bound by this Section 20, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, the Subsidiary Guaranty and this Agreement. In the case of clause (viii) above, such Purchaser shall endeavor, to the extent permitted by law, to give the Company prior written notice of such disclosure so that, if possible, the Company may seek, at the Company’s expense but with the reasonable cooperation of the Purchaser, an appropriate protective order or other remedy; provided that no Purchaser shall have any liability to the Company for such Purchaser’s failure to so notify the Company pursuant to this sentence. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the covenants set out in this Agreement, any election by the Company to measure an item of Debt using fair value (as permitted by Statement of Financial Accounting Standards Nos. 157 or 159) shall be disregarded and such determination shall be made by valuing indebtedness at 100% of the outstanding principal thereof (except to the extent that such Debt was issued at a discount or premium in which case the value of such Debt shall be valued at the 100% of the outstanding principal amount less any unamortized discount or plus any unamortized premium, as the case may be).

Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*  *  *  *  *

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

AVON PRODUCTS, INC.

By	/s/ Richard J. Valone
	Name:	Richard J. Valone

Title:	Vice President and Treasurer

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

METROPOLITAN LIFE INSURANCE COMPANY
on behalf of itself and as investment manager of:

METLIFE INSURANCE COMPANY OF CONNECTICUT
MISSOURI REINSURANCE (BARBADOS), INC.

By	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta

Title:	Managing Director

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By	/s/ David A. Barras
	Name:	David A. Barras

Title:	Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT

By	/s/ David A. Barras
	Name:	David A. Barras

Title:	Its Authorized Representative

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By	/s/ Tad Anderson
	Name:	Tad Anderson

Title:	AVP, Investments

By	/s/ James Lowery
	Name:	James Lowery

Title:	AVP, Investments

THE GREAT-WEST LIFE ASSURANCE COMPANY

By	/s/ D.B.E. Ayers
	Name:	D.B.E. Ayers

Title:	Authorized Signatory

By	/s/ B.R. Allison
	Name:	B.R. Allison

Title:	Authorized Signatory

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

NEW YORK LIFE INSURANCE COMPANY

By	/s/ A. Post Howland
	Name:	A. Post Howland

Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By: New York Life Investment Management LLC, Its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland

Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: New York Life Investment Management LLC, Its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland

Title:	Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By: New York Life Investment Management LLC, Its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland

Title:	Director

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

FORETHOUGHT LIFE INSURANCE COMPANY

By: New York Life Investment Management LLC, Its Investment Manager

By	/s/ A. Post Howland
	Name:	A. Post Howland

Title:	Director

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

RGA REINSURANCE COMPANY, a Missouri corporation

By: Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By	/s/ Colin Pennycooke
	Name:	Colin Pennycooke

Title:	Counsel

By	/s/ James C. Fifield
	Name:	James C. Fifield

Title:	Assistant General Counsel

SYMETRA LIFE INSURANCE COMPANY, a Washington corporation

By: Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By	/s/ Colin Pennycooke
	Name:	Colin Pennycooke

Title:	Counsel

By	/s/ James C. Fifield
	Name:	James C. Fifield

Title:	Assistant General Counsel

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

NATIONWIDE LIFE INSURANCE COMPANY

By	/s/ Mary Beth Cadle
	Name:	Mary Beth Cadle

Title:	Authorized Signatory

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Babson Capital Management LLC, as Investment Advisor

By	/s/ Elisabeth A. Perenick
	Name:	Elisabeth A. Perenick

Title:	Managing Director

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

MONY LIFE INSURANCE COMPANY

By	/s/ Amy Judd
	Name:	Amy Judd

Title:	Investment Officer

AXA EQUITABLE LIFE INSURANCE COMPANY

By	/s/ Amy Judd
	Name:	Amy Judd

Title:	Investment Officer

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Justin P. Kavan
	Name:	Justin P. Kavan

Title:	Vice President

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By	/s/ Jed R. Martin
	Name:	Jed R. Martin

Title:	Vice President, Private Placements

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By	/s/ Jed R. Martin
	Name:	Jed R. Martin

Title:	Vice President, Private Placements

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

TRANSAMERICA LIFE INSURANCE COMPANY

By	/s/ Josh Prieskorn
	Name:	Josh Prieskorn

Title:	Vice President

TRANSAMERICA PACIFIC INSURANCE COMPANY LTD

By	/s/ Josh Prieskorn
	Name:	Josh Prieskorn

Title:	Vice President

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc. (authorized agent)

By	/s/ Deborah B. Wiacek
	Name:	Deborah B. Wiacek

Title:	Sr. Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By: CIGNA Investments, Inc. (authorized agent)

By	/s/ Deborah B. Wiacek
	Name:	Deborah B. Wiacek

Title:	Sr. Managing Director

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

FARM BUREAU LIFE INSURANCE COMPANY

By	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Securities Vice President

EQUITRUST LIFE INSURANCE COMPANY

By	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Securities Vice President

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

Accepted as of the date first written above.

THE UNION CENTRAL LIFE INSURANCE COMPANY
By:	Summit Investment Advisors Inc., as Agent

	By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director – Private Placements

AMERITAS LIFE INSURANCE CORP.
By:	Summit Investment Advisors Inc., as Agent

	By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director – Private Placements

ACACIA LIFE INSURANCE COMPANY
By:	Summit Investment Advisors Inc., as Agent

	By:	/s/ Andrew S. White
	Name:	Andrew S. White
	Title:	Managing Director – Private Placements

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT AND SERIES OF NOTES TO BE PURCHASED

[ ]	$[ ]
[ ]
[ ]
[ ]
[ ]

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Avon Products, Inc., and as to interest rate, security description, Notes, maturity date, PPN, principal, premium or interest”) to:

[                                         ]

[                                         ]

[                                         ]

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: [                                        ] Department [            ].

Name of Nominee in which Notes are to be issued:

Taxpayer I.D. Number: [            ]

SCHEDULE A

(to Note Purchase Agreement)

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“ACC” is defined in Section 2.2.

“Acquired Subsidiary Debt” means all Debt of any Person which becomes a Subsidiary after the date of Closing and which (a) is outstanding on the date such Person becomes a Subsidiary (or such Person is at such time contractually bound, in writing to incur such Debt) and (b) has not been (and is not being) incurred, extended or renewed in contemplation of such Person becoming a Subsidiary.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Bank Credit Agreement” means the Credit Agreement dated as of November 2, 2010 by and among the Company, certain Subsidiaries of the Company named therein, Citibank, N.A., as administrative agent, and the other financial institutions party thereto, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof, which constitute the primary bank credit facility of the Company and its Subsidiaries.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Lease” shall mean, with respect to any Person, any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a balance sheet of such Person in accordance with GAAP.

“Closing” is defined in Section 3.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

SCHEDULE B

(to Note Purchase Agreement)

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

“Company” means Avon Products, Inc., a New York corporation.

“Confidential Information” is defined in Section 20.

“Consolidated Subsidiary” shall mean, at any date with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in the consolidated financial statements of such Person if such statements were prepared in accordance with GAAP as of such date.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Control Premium” means, with respect to any Note, an amount equal to 1% of the outstanding principal amount of such Note.

“Debt” shall mean, with respect to any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all contingent or non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit, bankers’ acceptance or similar instrument, other than (i) contingent obligations relating to letters of credit issued to support trade payables and (ii) obligations up to $75,000,000 arising under stand-by letters of credit, (f) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person and (g) all Debt of others Guaranteed by such Person; provided, however, that Debt shall not include any obligations incurred in connection with the funding of a trust established under Section 501(c)(9) of the Code.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, in respect of any series of Notes that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series.

“Domestic Subsidiary” means any Subsidiary organized and existing under the laws of the United States or any State thereof (including the District of Columbia).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Finance Subsidiary” means a Subsidiary which (a) has been formed for the purpose of, and whose primary activities are, the issuance of debt obligations to Persons other than Affiliates and the lending of net proceeds of such debt obligations to the Company and/or any Subsidiary Guarantor and activities related thereto, and (b) has no significant assets other than promissory notes evidencing such loans.

“Finance Subsidiary Debt” means any Debt of a Finance Subsidiary.

“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America; provided that, (i) “GAAP” shall be deemed to include International Financial Reporting Standards as adopted by the International Accounting Standards Board or any similar regime at such time as it may be generally in effect in the United States of America and (ii) if the Company notifies the Required Holders that the Company wishes to amend any negative covenants (or any definition hereof) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or definition, then the Company’s compliance with such covenant or the meaning of such definition shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Subsidiary, or

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Debt or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the consolidated pre-tax income of the Company and its Consolidated Subsidiaries before the cumulative effect of accounting changes and before interest expense (other than (i) hyperinflationary interest expense in any country that is offset by corresponding foreign exchange-related gains, (ii) interest expense attributable to pension accruals in Germany and Italy and (iii) interest payable to the Internal Revenue Service in respect of taxes), to (b) consolidated interest expense for the Company and its Consolidated Subsidiaries (other than the interest expense described in the parenthetical phrase in clause (a) above), in each case for the period of four fiscal quarters ending on such date.

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Amount” shall have the meaning set forth in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Moody’s” shall have the meaning set forth in Section 8.7.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Paying Agent” means the Person serving from time to time as the “Paying Agent” pursuant to the Paying Agent Agreement.

“Paying Agent Agreement” means that certain Registrar and Paying Agent Agreement, dated as of November 23, 2010, between the Company and Deutsche Bank Trust Company Americas, substantially in the form of Exhibit 13 to the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchasers” means the purchasers of the Notes named in Schedule A hereto.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Qualified Institutional Buyer” means any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

“Registrar” means the Person serving from time to time as the “Registrar” of the Notes pursuant to the Paying Agent Agreement.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” shall have the meaning set forth in Section 8.7.

“Series A Notes” is defined in Section 1 of this Agreement.

“Series B Notes” is defined in Section 1 of this Agreement.

“Series C Notes” is defined in Section 1 of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group)

AVON PRODUCTS, INC.	NOTE PURCHASE AGREEMENT

ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means ACC and each other Subsidiary which is party to the Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 2.2 of this Agreement.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

SCHEDULE 3.1

FUNDING INSTRUCTIONS

[Funding Instructions]

SCHEDULE 3.1

(to Note Purchase Agreement)

CHANGES IN CORPORATE STRUCTURE

None.

SCHEDULE 4.9

(to Note Purchase Agreement)

LIST DISCLOSURE DOCUMENTS

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(ii)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

(iii)	The Company’s Current Reports on Form 8-K filed on March 17, 2010, March 24, 2010, May 12, 2010, May 24, 2010, July 12, 2010, July 28, 2010, November 5, 2010 and November 8, 2010; and

(iv)	The litigations, lawsuits, claims, actions, investigation, compliance reviews and the contingencies referenced in any of the foregoing.

SCHEDULE 5.3

(to Note Purchase Agreement)

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

SUBSIDIARY	JURISDICTION OF INCORPORATION	STOCKHOLDER

Avon Cosmeticos Ltda.	Brazil	[Stockholder]
Avon International Holdings Company	Cayman Islands	[Stockholder]
Avon International Operations, Inc.	Delaware	[Stockholder]

SCHEDULE 5.4

(to Note Purchase Agreement)

FINANCIAL STATEMENTS

The Company’s annual financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and its interim quarterly financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

SCHEDULE 5.5

(to Note Purchase Agreement)

EXISTING DEBT

SCHEDULE 5.15

SCHEDULE 5.15

(to Note Purchase Agreement)

FORM OF SERIES A NOTE

AVON PRODUCTS, INC.

2.60% Senior Notes, Series A, due November 23, 2015

No.	Date
$

FOR VALUE RECEIVED, the undersigned, AVON PRODUCTS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [                    ] or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on November 23, 2015 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 2.60% per annum from the date hereof, payable semi-annually, on the 23rd day of May and November in each year and at maturity, commencing on May 23, 2011, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 4.60%, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series A, (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of November 23, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

EXHIBIT 1-A

(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of November 23, 2010 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

AVON PRODUCTS, INC.

By
Name:
Title:

E-1-A-2

FORM OF SERIES B NOTE

AVON PRODUCTS, INC.

4.03% Senior Notes, Series B, due November 23, 2020

No.	Date
$

FOR VALUE RECEIVED, the undersigned, AVON PRODUCTS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [                    ] or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on November 23, 2020 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.03% per annum from the date hereof, payable semi-annually, on the 23rd day of May and November in each year and at maturity, commencing on May 23, 2011, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 6.03%, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series B (herein called the “Notes”), issued pursuant to the Note Purchase Agreement, dated as of November 23, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

EXHIBIT 1-B

(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of November 23, 2010 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

AVON PRODUCTS, INC.

By
Name:
Title:

E-1-B-2

FORM OF SERIES C NOTE

AVON PRODUCTS, INC.

4.18% SENIOR NOTES, SERIES C, DUE NOVEMBER 23, 2022

No. [ ]	[Date]
$[ ]

FOR VALUE RECEIVED, the undersigned, AVON PRODUCTS, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of New York, hereby promises to pay to [                    ] or registered assigns, the principal sum of [            ] DOLLARS (or so much thereof as shall not have been prepaid) on November 23, 2022 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.18% per annum from the date hereof, payable semi-annually, on the 23rd day of May and November in each year and at maturity, commencing on May 23, 2011, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to 6.18%, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series C, (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of November 23, 2010 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Sections 6.2 and 6.3 of the Note Purchase Agreement, provided, that in lieu thereof such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1-C

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty Agreement dated as of November 23, 2010 (as amended, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the issuer and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require or permit the application of the laws of a jurisdiction other than such State.

AVON PRODUCTS, INC.

By
Name:
Title:

E-1-C-2

FORM OF SUBSIDIARY GUARANTY

GUARANTY AGREEMENT

Dated as of

Re:	$142,000,000 2.60% Senior Notes, Series A,
due November 23, 2015
$290,000,000 4.03% Senior Notes, Series B,
due November 23, 2020
$103,000,000 4.18% Senior Notes, Series C,
due November 23, 2022

of

Avon Products, Inc.

EXHIBIT 2.2

(to Note Purchase Agreement)

TABLE OF CONTENTS

(Not a part of the Agreement)

GUARANTY AGREEMENT

Re:	$142,000,000 2.60% Senior Notes, Series A,
due November 23, 2015
$290,000,000 4.03% Senior Notes, Series B,
due November 23, 2020
$103,000,000 4.18% Senior Notes, Series C,
due November 23, 2022

This GUARANTY AGREEMENT dated as of                      (the or this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A. Each Guarantor is a subsidiary of Avon Products, Inc., a New York corporation (the “Company”).

B. In order to refinance certain debt and for general corporate purposes, the Company has entered into that certain Note Purchase Agreement dated as of November 23, 2010 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”; the Initial Note Purchasers, together with their successors, assigns or any other future holder of the Notes (as defined below), the “Holders” and each, individually, a “Holder”), providing for, inter alia, the issue and sale by the Company to the Initial Note Purchasers of (a) $142,000,000 aggregate principal amount of its 2.60% Senior Notes, Series A, due November 23, 2015 (the “Series A Notes”), (b) $290,000,000 aggregate principal amount of its 4.03% Senior Notes, Series B, due November 23, 2020 (the “Series B Notes”) and (c) $103,000,000 aggregate principal amount of its 4.18% Senior Notes, Series C, due November 23, 2022 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Notes”).

C. The Initial Note Purchasers have required as a condition to their purchase of the Notes that the Company cause Avon Capital Corporation, a Delaware corporation (“ACC”), to enter into this Guaranty and to cause each Domestic Subsidiary (as defined in the Note Purchase Agreement) that after the date hereof delivers a guaranty pursuant to the Bank Credit Agreement (as defined in the Note Purchase Agreement) to enter into a Guaranty Supplement, in each case as security for the Notes, and the Company has agreed to cause ACC to execute this Guaranty and shall as may be necessary from time to time cause certain additional Subsidiaries to execute a Guaranty Supplement, in each case in order to induce the Initial Note Purchasers to purchase the Notes and thereby benefit the Company and its Subsidiaries by providing funds to refinance certain debt and for general corporate purposes.

D. Each of the Guarantors will derive substantial direct and indirect benefit from the sale of the Notes to the Initial Note Purchasers.

NOW, THEREFORE, as required by Section 2.2 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

SECTION 1. DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 2. GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

(a) Subject to the limitation set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, premium, if any, and interest on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, premium, if any, or interest at the rate set forth in the Notes and interest accruing at the then applicable rate provided in the Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in Federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, and (2) any other sums which may become due under the terms and provisions of the Notes, the Note Purchase Agreement or any other instrument referred to therein.

(b) Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or reasonable expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty, the Notes or the Note Purchase Agreement, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty, the Notes, the Note Purchase Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty.

(c) Notwithstanding anything to the contrary in this Section, each Guarantor, and by its acceptance of the Notes, each Holder, hereby irrevocably agree that, in the event that this Guaranty is determined by a court of competent jurisdiction to have rendered any Guarantor insolvent, then in such event the obligations of such Guarantor under this Guaranty shall be limited in an amount not to exceed the maximum amount that would not render such Guarantor’s liability under this Guaranty subject to avoidance under Section 548 of the Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 3. GUARANTY OF PAYMENT AND PERFORMANCE.

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Debt, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Debt, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

SECTION 4. GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a) Each Guarantor hereby consents and agrees that, to the fullest extent permitted by applicable law, any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor, may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligations of the Company on the Notes, or waive any Default with respect thereto, or waive, modify, amend or change any provision of any other agreement or this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Debt, liability or obligation of the Company or of any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes; or

(3) settle, adjust or compromise any claim of the Company against any other Person secondarily or otherwise liable for any Debt, liability or obligation of the Company on the Notes.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Debt, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) demand of payment by any Holder from the Company or any other Person indebted in any manner on or for any of the Debt, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than by payment in full of the Notes and the obligations of the Company under the Note Purchase Agreement), whether by reason of any claim of any character whatsoever or otherwise and, to the fullest extent permitted by applicable law, shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect until the entire principal, interest and premium, if any, on the Notes and all other sums due pursuant to Section 2 shall have been paid and, to the fullest extent permitted by applicable law, such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to or the consent of the Guarantors:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company, any other Guarantors or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any other Guarantors to execute and deliver this Guaranty or any other agreement or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Company, any other Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any other Guarantor or any other Person or in respect of the property of the Company, any other Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Company, any other Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Company, any other Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreements; or

(5) in respect of the Company, any other Guarantors or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company, any other Guarantors or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company, any other Guarantors or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any other Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of the Company, any other Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any other Guarantor or any other Person to any other Person, or any change in the ownership of any shares of the Company, any other Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (principal, premium, if any, or interest), other than payment thereof in Federal or other immediately available funds, or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company, any other Guarantor or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise, other than the defense of indefeasible payment in full in cash of the Notes; or

(13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement, other than the defense of indefeasible payment in full in cash of the Notes;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, premium, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided and all other sums due and payable under the Note Purchase Agreement, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantors under this Guaranty.

(e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Company with respect to the Notes and the Note Purchase Agreement and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all amounts due and owing by the Company under or in respect of the Notes and the Note Purchase Agreement and all amounts due and owing by the Guarantors hereunder have indefeasibly been finally paid in cash in full. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of the Notes and all other amounts payable under the Notes, the Note Purchase Agreement and this Guaranty, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under the Note Purchase Agreement and this Guaranty, whether matured or unmatured. Each Guarantor acknowledges that it has received, or will receive, direct and indirect benefits from the financing arrangements contemplated by the Note Purchase Agreement and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f) To the extent of any payments made under this Guaranty, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Holders for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Notes and all other sums due and payable under the Note Purchase Agreement have been fully and irrevocably paid and discharged.

(g) Each Guarantor agrees, to the fullest extent permitted by applicable law, that to the extent the Company, any other Guarantor or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder, to the fullest extent permitted by applicable law, shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(h) No Holder shall, to the fullest extent permitted by applicable law, be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(i) The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Debt of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Debt of such Guarantor.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of such Guarantor and its subsidiaries, taken as a whole, or (2) the ability of such Guarantor to perform its obligations under this Guaranty, or (3) the validity or enforceability of this

Guaranty (herein in this Section 5, a “Material Adverse Effect”). Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty, upon execution and delivery of the Notes against payment therefor in accordance with the terms of the Note Purchase Agreement, constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter document or by-law, or any other agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its subsidiaries; in each case under clauses (2) and (3), other than as would reasonably be expected to result in a Material Adverse Effect.

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e) Such Guarantor is solvent, will have capital sufficient to carry on its business, and does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

SECTION 6. [RESERVED].

SECTION 7. [RESERVED].

SECTION 8. GOVERNING LAW.

(a) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE THEREIN.

(b) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating solely to this Guaranty or the Notes. To the fullest extent permitted by applicable law, such Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) Each Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(d) Each Guarantor consents, to the fullest extent permitted by applicable law, to process being served in any suit, action or proceeding solely by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 11, to the Company, as its agent for the purpose of accepting service of any process in the United States. Such Guarantor agrees, to the fullest extent permitted by applicable law, that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(e) Nothing in this Section 8 shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against such Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(f) Each Guarantor hereby irrevocably appoints the Company to receive for it, and on its behalf, service of process in the United States.

(g) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

SECTION 9. [RESERVED].

SECTION 10. AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders; provided, however, that any amendment hereof with respect to the liability of a Guarantor under this Guaranty pursuant to Section 2(b) hereof shall not require the written consent of the Guarantors or the Required Holders and shall be deemed to have been automatically consented to by the Guarantors and each Holder.

(b) The Guarantors will provide each Holder (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(d) Any amendment or waiver consented to as provided in this Section 10 applies equally to all Holders and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(e) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective subsidiaries or Affiliates shall be deemed not to be outstanding.

SECTION 11. NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(1) if to an Initial Note Purchaser or such Initial Note Purchaser’s nominee, to such Initial Note Purchaser or such Initial Note Purchaser’s nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Initial Note Purchaser or such Initial Note Purchaser’s nominee shall have specified to any Guarantor or the Company in writing,

(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3) if to any Guarantor, to such Guarantor c/o the Company at its address set forth at the beginning of the Note Purchase Agreement to the attention of Treasurer, with a copy to General Counsel at the Company’s address set forth at the beginning of the Note Purchase Agreement, or at such other address as such Guarantor shall have specified to the Holders in writing.

Notices under this Section 11 will be deemed given only when actually received.

SECTION 12. MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified in the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid.

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of this      day of                     ,         .

AVON CAPITAL CORPORATION, a Delaware corporation

By:
Name:
Title:

Accepted and Agreed:

AVON PRODUCTS, INC.

By:
Name:
Title:

GUARANTY SUPPLEMENT

To the Holders of the Notes (as hereinafter

    defined) of Avon Products, Inc. (the

    “Company”)

Ladies and Gentlemen:

WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company issued (a) $142,000,000 aggregate principal amount of its 2.60% Senior Notes, Series A, due November 23, 2015 (the “Series A Notes”), (b) $290,000,000 aggregate principal amount of its 4.03% Senior Notes, Series B, due November 23, 2020 (the “Series B Notes”) and (c) $103,000,000 aggregate principal amount of its 4.18% Senior Notes, Series C, due November 23, 2022 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes are hereinafter collectively referred to as the “Notes”) pursuant to that certain Note Purchase Agreement dated as of November 23, 2010 (the “Note Purchase Agreement”) among the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”).

WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Company enter into a Guaranty Agreement as security for the Notes (the “Guaranty”).

Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned,                     , a                      organized under the laws of                      (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty. Capitalized terms used herein shall have the meanings set forth in the Guaranty unless herein defined or the context shall otherwise require.

[(A) PAYMENTS FREE AND CLEAR OF TAXES. [THIS SECTION TO BE INCLUDED IF THE ADDITIONAL GUARANTOR IS AN ENTITY OTHER THAN A U.S. DOMESTIC ENTITY.]

All payments whatsoever under the Guaranty will be made by the Additional Guarantor in lawful currency of the United States of America free and clear of, and without liability or withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

EXHIBIT A

(to Guaranty Agreement)

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by the Additional Guarantor under the Guaranty, the Additional Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each Holder such additional amounts as may be necessary in order that the net amounts paid to such Holder pursuant to the terms of the Guaranty after such deduction, withholding or payment (including without limitation any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such Holder under the terms of the Guaranty before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a) any Tax that would not have been imposed but for the existence of any present or former connection between such Holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation or any Person other than the Holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including without limitation such Holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the Additional Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of the Guaranty or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such Holder (following a written request by the Additional Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such Holder to avoid or reduce such Taxes and that in the case of any of the foregoing would not result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such Holder, provided that such Holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms as may be specified in a written request of the Additional Guarantor no later than 60 days after receipt by such Holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c) any combination of clauses (a) and (b) above;

and provided further that in no event shall the Additional Guarantor be obligated to pay such additional amounts (i) to any Holder not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that the Additional Guarantor would be obligated to pay if such Holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty at the time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any Holder registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Additional Guarantor shall have given timely notice of such law or interpretation to such Holder.

By acceptance of any Note, each Holder agrees that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Additional Guarantor all such forms, certificates, documents and returns provided to such Holder by the Additional Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such Holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide such Guarantor with such information with respect to such Holder as such Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this clause (A) shall require any Holder to provide information with respect to any such Form or otherwise if in the opinion of such Holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such Holder, and provided further that each such Holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such Holder to the Additional Guarantor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of the Additional Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

On or before joinder to the Guaranty, the Additional Guarantor will furnish each Holder with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in a Taxing Jurisdiction pursuant to clause (b) of the first paragraph of this clause (A), if any, and in connection with the transfer of any Note the Additional Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

If any payment is made by the Additional Guarantor to or for the account of the Holder of any Note after deduction for or on account of any Taxes, and increased payments are made by the Additional Guarantor pursuant to this clause (A), then, if such Holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such Holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Additional Guarantor such amount as such Holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding. Nothing herein contained shall interfere with the right of any Holder to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Holder shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any Holder to disclose any information relating to its tax affairs or any computations in respect thereof.

The Additional Guarantor will furnish the Holders, promptly and in any event within 60 days after the date of any payment by the Additional Guarantor of any Tax in respect of any amounts paid under the Guaranty, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Additional Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any Holder.

If the Additional Guarantor makes payment to or for the account of any Holder and such Holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such Holder shall, as soon as practicable after receiving written request from the Additional Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Additional Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Additional Guarantor under this clause (A) shall survive the payment or transfer of any Note and the provisions of this clause (A) shall also apply to successive transferees of the Notes.]

[(B) JUDGMENTS. [THIS SECTION TO BE INCLUDED IF THE ADDITIONAL GUARANTOR IS AN ENTITY OTHER THAN A U.S. DOMESTIC ENTITY.]

Any payment on account of an amount that is payable hereunder or in U.S. Dollars which is made to or for the account of any Holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Additional Guarantor, shall constitute a discharge of the obligation of the Additional Guarantor under the Guaranty only to the extent of the amount of U.S. Dollars which such Holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such Holder, the Additional Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such Holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in the Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such Holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.]

[SECTION (C) ENGLISH LANGUAGE. [THIS SECTION TO BE INCLUDED IF THE ADDITIONAL GUARANTOR IS AN ENTITY OTHER THAN A U.S. DOMESTIC ENTITY.]

Each document, instrument, financial statement, report, notice or other communication delivered in connection with the Guaranty shall be in English or accompanied by an English translation thereof.

The Guaranty has been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in                      or any other jurisdiction in respect hereof or thereof.]

[SECTION (D) WAIVER OF IMMUNITY. [THIS SECTION TO BE INCLUDED IF THE ADDITIONAL GUARANTOR IS AN ENTITY OTHER THAN A U.S. DOMESTIC ENTITY.]

The Additional Guarantor irrevocably waives any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in                     , New York or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.]

The undersigned is the duly elected                      of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:                     ,         .

[NAME OF ADDITIONAL GUARANTOR]

By
Name:
Title:

FORM OF PAYING AGENT AGREEMENT

REGISTRAR AND PAYING AGENT AGREEMENT

between

AVON PRODUCTS, INC.

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of

US$535,000,000.00

Tranches	3

Maturities	Series A due November 2015 Series B due November 2020 Series C due November 2022

Interest	Series A: 2.60% Series B: 4.03% Series C: 4.18% Collectively, the Series A, Series B and Series C notes shall be referred to as the “Notes”

EXHIBIT 13

(to Note Purchase Agreement)

i

REGISTRAR AND PAYING AGENT AGREEMENT, dated as of                      between Avon Products, Inc. (the “Company”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent.

Section 1. Appointment of Agents. (a) The Company hereby appoints Deutsche Bank Trust Company Americas, acting through its office at 60 Wall Street, New York, New York 10005, as the registrar, paying agent and transfer agent in respect of the Notes, upon the terms and subject to the conditions set forth herein and in the Notes, and Deutsche Bank Trust Company Americas hereby accepts such appointment. Deutsche Bank Trust Company Americas, together with any successor or successors as such registrar, paying agent and transfer agent qualified and appointed in accordance with Section 8 hereof, is herein called the “Registrar”, “Paying Agent” and “Transfer Agent,” and collectively, the “Agents.” The Agents shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority to act on behalf of the Company as the Company and the Agents may hereafter mutually agree in writing.

Section 2. Action by the Company.

(a) The Company will supply the Agents, upon the signing of this Agreement, with:

1.	A copy of the note purchase agreement dated November 23, 2010 among the Company and each of the purchasers specified in Schedule A thereto (the “Note Purchase Agreement”); and

2.	As may be necessary from time to time pursuant to any transfer or exchange contemplated in accordance with the terms of the Note Purchase Agreement, a replacement Note or executed Notes to be held by the Transfer Agent in safe custody, in each case of the relevant series.

In addition, on or prior to the date of this Agreement, the Company will furnish to the Paying Agent with the appropriate tax form and the information specified in Exhibit A hereto.

The foregoing information will be held in the register (the “Register) to be established and kept by the Registrar pursuant to this Agreement.

Section 3. Roles of the Agents.

(a)	Following the delivery of the above information, the Registrar will assume responsibility for maintaining all of the above information on a confidential and secure basis and for updating such information pursuant to the terms of this Agreement as changes are notified by the holders (“Holders”) or by the Company. The Registrar will provide a list of Holders to the Company each quarter and as reasonably requested by the Company, including such details as the Company shall reasonably request. The Registrar will provide information as requested by Holders pursuant to their rights under the Note Purchase Agreement.

The Agents will send by first class mail to all addresses nominated by Holders copies of documents that the Company notifies the Agents that it is required to provide pursuant to the terms of the Note Purchase Agreement. The Company will supply copies of these documents to the Agents for distribution to Holders.

(b)	Following the signing of this Agreement, the Paying Agent will undertake the payments required on the notes pursuant to Section 5 of this Agreement, subject to Section 7 and other terms of this Agreement.

(c)	Following the signing of this Agreement, the Registrar and the Transfer Agent will undertake the registration, transfer and exchange of Notes pursuant to Section 4 of this Agreement and the replacement or cancellation of Notes pursuant to Section 6 of this Agreement, subject to the other terms of this Agreement.

(d)	The Agents will undertake such other tasks related to implementation of the above roles as are necessary to fulfill those roles or as are otherwise agreed with the Company.

Section 4. Registration of Transfer; Exchange.

(a) Generally. (i) Subject to such reasonable regulations as it may prescribe, the Company will keep books for the exchange, registration and registration of transfer of Notes (the “Register”) at the designated office of the Registrar and Transfer Agent, which shall act as its agent for such purposes.

(ii) The Registrar and Transfer Agent shall not register the transfer or exchange of Notes except in the circumstances contemplated in Section 6.1 and Section 13 of the Note Purchase Agreement.

(iii) Transfer. The Holder of any definitive Note may transfer the same in whole or in part in the amount of any authorized denomination by surrendering at the principal executive office of the Registrar and Transfer Agent such Note with the form of transfer thereon duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar and Transfer Agent, duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing and otherwise in accordance with Section 13.2 of the Note Purchase Agreement. In exchange for any definitive Note properly presented for transfer, the Registrar and Transfer Agent shall within ten business days of the proper presentation for transfer deliver or, if so specified by the transferee, cause to be delivered or send by mail to such address as the transferee may request, at the risk of such transferee, definitive Notes registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive Note in part, the Registrar and Transfer Agent shall also promptly deliver or cause to be delivered or send by mail to such address as the transferor may request, at the risk of such transferor, definitive Notes registered in the name of the transferor, for the aggregate principal amount that was not transferred. No transfer of any definitive Note shall be made unless the request for such transfer is made by the registered Holder or by a duly authorized attorney-in-fact at the office of the Registrar and Transfer Agent. No transfer shall be made in violation of the Transfer Agent’s standard operating procedures.

(iv) All Notes surrendered for registration of transfer or exchange shall be delivered to the Registrar and Transfer Agent. The Registrar and Transfer Agent shall mark such Notes, and any Notes surrendered for cancellation, as canceled and return them promptly to the Company.

Section 5. Payments; Investments. (a) In order to provide for the payment of principal of and interest (including Additional Amounts, if any) on the Notes as the same shall become due and payable, the Company hereby agrees to pay to the Paying Agent, by 10:00 a.m. (New York time) on each payment date or the maturity date of the Notes or any date fixed for redemption of the Notes (each, a “Payment Date”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, an amount in immediately available funds which (together with any amounts then held by the Paying Agent and available for that purpose) shall be sufficient to pay the entire amount of principal or interest or other sums becoming due on such Payment Date with respect to the Notes. The Paying Agent shall hold such funds in a payment account (the “Payment Account”) (and, if specified by the Company, investing such funds as directed by the Company in accordance with Section 5(c)) and apply them to the payment of such principal and interest or other sums on such Payment Date. Any funds held in the Payment Account by the Paying Agent not otherwise paid to Holders shall be invested by the Paying Agent in accordance with instructions by the Company and the proceeds therefrom shall be remitted to the Company on a monthly basis or as otherwise specified in writing by the Company. No Paying Agent shall be required to use its own funds in making any payment on the Notes. All sums payable to the Paying Agent hereunder shall be paid to such account with such bank as the Paying Agent may from time to time notify the Company not less than three business days before any such Payment Date. As used in this Agreement, “business day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

(b) In any case where a Payment Date shall not be a business day, then the relevant payment need not be made on such date but may be made on the next succeeding day which is a business day, with the same force and effect as if made on the date for such payment, without including additional days elapsed in the computation of the interest payable on such next succeeding business day; provided that if the maturity date of any Note is a date other than a business day, the payment otherwise due on such maturity date shall be made on the next succeeding business day and shall include the additional days elapsed in the computation of interest payable on such next succeeding business day.

(c) Investment of funds. During the term of this Agreement, the Paying Agent shall invest and reinvest the funds in any Money Market Mutual Funds registered under the Investment Company Act of 1940, in each case at the written direction of an Authorized Signatory of the Company. The Paying Agent shall have no obligation to invest or reinvest the funds if deposited with the Paying Agent after 11:00 a.m. (New York time) on such day of deposit. Instructions received after 11:00 a.m. (New York time) will be treated as if received on the following business day. The Paying Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the funds. Any interest or other income received on such investment and reinvestment of the funds shall become part of the Payment Account and any losses incurred on such investment and reinvestment of the funds shall be debited against the Payment Account. If a selection is not made and a written direction not given to the Paying Agent, the funds shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Paying Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Paying Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. The Paying Agent does not have any interest in the funds deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Paying Agent upon request for any transfer taxes or other taxes relating to the funds incurred in connection herewith and shall indemnify and hold harmless the Paying Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Payment Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Paying Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Paying Agent shall only be responsible for income reporting with respect to income earned on the funds and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Paying Agent. The Paying Agent shall provide to the Company monthly statements identifying transactions, transfers or holdings of the funds and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless the Paying Agent is notified in writing, by the Company to the contrary within thirty (30) business days of the date of such statement.

Section 6. Mutilation or Loss of Notes; Record of Replacement or Cancellation.

(a) The Company shall execute and deliver to the Registrar and Transfer Agent Notes in such amounts and at such times as to enable the Registrar and Transfer Agent to fulfill its responsibilities under this Agreement and the Notes.

(b) The Registrar and Transfer Agent is hereby authorized, to deliver or cause to be delivered from time to time Notes in exchange for or in lieu of Notes which have become mutilated or defaced, or destroyed, lost or stolen. Each Note delivered in exchange for or in lieu of any such Note shall carry all the rights to interest accrued and unpaid which were carried by such Note before such mutilation or defacement, or destruction, loss or theft.

(c) In the case of a mutilated, defaced, destroyed, lost or stolen Note, indemnity in compliance with Section 13.3 of the Note Purchase Agreement will be required of the owner of such Note before a replacement Note will be issued. All expenses shall be allocated in accordance with the terms of the Note Purchase Agreement.

(d) In the case of the replacement of any of the Notes, the Registrar and Transfer Agent will keep a record of the Notes so replaced and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar and Transfer Agent will keep a record of the Notes so canceled and the date on which such Notes were canceled.

Section 7. Agents. Each of the Agents accepts its obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof, including the following, to all of which the Company agrees and to all of which the rights of the Holders from time to time of the Notes shall be subject:

(a) Each of the Agents shall be entitled to the compensation to be agreed upon with the Company for all services rendered by it, and the Company agrees promptly to pay such compensation and to reimburse each of the Agents for reasonable out-of-pocket expenses (including reasonable legal fees and expenses approved in advance by the Company) incurred by it in connection with the services rendered by it hereunder, as and to the extent agreed upon with the Company.

The Company also agrees to indemnify each of the Agents and to hold them harmless against, any loss, liability, cost, claim, action, demand or expense (including the costs and expenses of defending against any claim of liability) incurred without gross negligence or bad faith on the part of any Agent arising out of or in connection with each Agent acting as such Agent or performing any other duties in accordance with the terms and conditions hereof. The obligations of the Company under this subsection (a) shall survive the payment of the Notes and the resignation or removal of such Agent and the termination of this Agreement.

(b) In acting under this Agreement and in connection with the Notes, each of the Agents is acting solely as agent of the Company and does not assume any obligation to, or relationship of agency or trust for or with, any of the owners or Holders of the Notes except that all funds held by such Agent for payment of principal of or interest or other sums due on the Notes shall be held in the Payment Account by such Agent or such paying agent, as the case may be, and applied as set forth herein and in the Notes; provided that any such moneys remaining unclaimed at the end of two years after the date on which such principal, interest or Additional Amounts shall have become due and payable shall be repaid to the Company (including all interest accrued, if any, with respect to any such amounts), whereupon all liability of such Agent or any other paying agent with respect to such moneys shall cease.

(c) As may be reasonable in light of its duties specified herein, each of the Agents may consult with counsel, and any advice or written opinion of such counsel shall be full and complete authorization and protection, and no liability shall be incurred by such Agent in respect of any action taken, suffered or omitted to be taken by such Agent hereunder in good faith and in reliance on and in strict accordance with such advice or opinion.

(d) Each of the Agents and each of their officers, directors and employees, in such person’s individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes or other obligations of the Company with the same rights that it would have had if it were not such Agent or an officer, director or employee thereof, as the case may be, and may engage or be interested in any financial or other transaction with the Company.

(e) The recitals contained herein and in the Notes shall be taken as the statements of the Company and the Agents assume no responsibility for the correctness of the same. None of the Agents makes any representation as to the validity or a sufficiency of this Agreement or the Notes.

(f) The Agents shall be obligated to perform such duties and only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents. None of the Agents shall be under any obligation to take any action hereunder which may tend to involve it in any expense, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it, and shall promptly give notice to the Company of any such decision not to take any action.

(g) Except as otherwise specifically provided herein or in the Notes, any order, certificate, notice, request, direction or other communication from the Company, made or given under any provision of this Agreement, shall be sufficient if signed by an authorized signatory of the Company (an “Authorized Signatory”). From time to time the Company will furnish the Agents with a certificate as to the incumbency and specimen signatures of persons who are then Authorized Signatories. Until the Agents receive a subsequent certificate from the Company, the Agents shall be entitled to rely on the last such certificate delivered to them for purposes of determining the Authorized Signatories. Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by an Authorized Signatory.

(h) None of the Agents shall have any duty or responsibility in case of any default by the Company in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company).

Section 8. Maintenance of Agents. (a) Each of the Agents may at any time resign by giving written notice of its resignation to the Company specifying the date on which its resignation shall become effective, subject to the conditions set forth below; provided that such date shall be at least 30 days after the receipt of such notice by the Company unless the Company agrees to accept shorter notice. Notwithstanding the date of effectiveness specified in such written notice of resignation, each resignation shall become effective only upon the acceptance of appointment by the successor to such Agent as provided in this Section. The Company may, at any time and for any reason upon at least 30 days written notice to that effect remove any Agent and appoint a successor Agent by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the Agent being removed and one copy to the successor Agent. Upon resignation or removal, such Agent shall be entitled to the payment by the Company of its compensation for the services rendered hereunder and to the reimbursement of all expenses incurred in accordance with the terms of this Agreement.

(b) In case at any time any of the Agents shall resign, or shall be removed, or shall become incapable of acting, or be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor to such Agent shall be appointed by the Company by an instrument in writing. Notwithstanding anything to the contrary in Section 8(a), upon the appointment as aforesaid of a successor to such Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If, after 90 days, no successor to such Agent shall have been so appointed, or if so appointed, shall not have accepted appointment as hereinafter provided, any Holder of a Note, on behalf of itself and all others similarly situated, or such Agent may petition any court of competent jurisdiction for the appointment of a successor to such Agent.

(c) Any successor Agent hereunder shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York, in good standing and having and acting through an established place of business in the Borough of Manhattan, the City of New York, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess of US$50,000,000. Any successor Agent appointed hereunder shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its compensation and reasonable out-of-pocket expenses in accordance with the terms hereof, shall pay over to such successor Agent all moneys or other property at the time held by it hereunder.

(d) Any corporation or bank into which any Agent may be merged or converted, or with which any Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all of its assets and business, or any corporation or bank succeeding to the corporate trust business of such Agent shall be the successor to such Agent hereunder, without the execution or filing of any document or any further act on the part of the parties hereto.

(e) At least 10 days prior to the first Payment Date, if at such time any payment on such Notes shall be subject to deduction or withholding for or on account of any tax, assessment or other governmental charge, and at least 10 days prior to each date, if any, of payment thereafter if there has been any change with respect to such matters, the Company will furnish the Paying Agent with a certificate of an Authorized Signatory of the Company instructing the Paying Agent whether such payment on such Notes shall be made without deduction or withholding for or on account of any tax, assessment or other governmental charge. In the absence of any such certificate the Paying Agent may assume that no such deduction or withholding shall be required. If any such deduction or withholding shall be required, then such certificate shall specify, by country, the amount, if any, required to be withheld on such payment to Holders of such Notes and the Company will (i) withhold or deduct such payment as required by applicable law and (ii) pay or cause to be paid to the Paying Agent additional amounts, if any, required by the terms of such Notes to be paid such that the net amounts receivable by the Holders of the Notes after such withholding or deduction shall equal the payment which would have been receivable in respect of the Notes in the absence of such withholding or deduction. The Company agrees to indemnify the Paying Agent and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant to this Section 8(e).

Section 9. Amendments Without the Consent of Holders. The Company and the Agents may, upon agreement among themselves, without the vote or consent of any Holder of Notes, modify, amend or supplement this Agreement. Prior to executing any amendment under this Section 9, upon request, the Agents shall be entitled to receive and shall be fully protected in relying on an officer’s certificate from the Company stating that such amendment is permitted under this Agreement. The Agents may, but shall not be obligated to, execute any amendment if such amendment adversely affects the Agent’s rights, duties or immunities.

Section 10. “Outstanding” Defined. For purposes of the provisions hereof and the Notes, any Note executed and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be “Outstanding,” except:

(i) Notes theretofore canceled by the Registrar and Transfer Agent; or

(ii) Notes in lieu of or in substitution for which other Notes shall have been delivered pursuant hereto;

Section 11. Certain Taxes. In the event that any stamp, transfer, other documentary or similar taxes or duties may be imposed by any governmental authority in connection with the execution or delivery of this Agreement or the original issuance of the Notes or the enforcement of any provisions hereof or thereof, the Company will pay to the appropriate party such amounts as may be necessary to compensate such party for such taxes or duties. Notwithstanding the foregoing, nothing contained herein shall be deemed to require the Company to pay any such taxes with respect to transfers or exchanges of the Notes.

Section 12. Notices. All notices hereunder shall be in English and shall be sent by certified or registered mail, postage prepaid, addressed to the following entities hereto as follows:

Address

Company	1 Avon Plaza, Midland & Peck Avenues Rye, NY 10580 Attn: Treasurer with a copy to 1345 Avenue of the Americas New York, NY 10105 Attn: General Counsel

Registrar, Paying Agent, and Transfer Agent

Deutsche Bank Trust Company Americas

Trust and Securities Services

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, NY 10005

Fax : [number]

Attention: Corporates Team/Avon Products, Inc.

copy to:

Deutsche Bank National Trust Company

Trust & Securities Services

100 Plaza One

6th Floor - MS JCY03-0699

Jersey City, NJ 07311-3901

Fax: [number]

Attention: Corporates Team/Avon Products, Inc.

or at any other address of which any of the foregoing shall have notified the others in writing. Any such notice shall be effective on receipt. The Agent shall deliver a copy of any notice received on behalf of the Company in connection with this Agreement or the Notes (excluding notices given regarding the transfer or exchange of Notes) to the Company in accordance with the terms of this Section 12.

Section 13. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

(b) To the fullest extent it may effectively do so, the Company hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the City of New York, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement (a “Related Proceeding”) and (ii) irrevocably agrees that all claims in respect of any Related Proceeding may be heard and determined in such New York State or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Related Proceeding and any objection to any Related Proceeding whether on the grounds of venue, residence or domicile. The Company hereby agrees, to the fullest extent it may effectively do so, that a final judgment in any Related Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by law.

(c) Notwithstanding the foregoing, the Company does not consent to service of process or waive sovereign immunity with respect to actions brought against it under United States federal securities laws or any securities laws of any states of the United States of America.

(d) The Company hereby acknowledges that in accordance with Section 326 of the USA Patriot Act the Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The Company agrees that it will provide the Agents with such information as it may request in order for the Agents to satisfy the requirements of the USA Patriot Act.

Section 14. Force Majeure. The Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agents (including but not limited to any act or provision of any future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or standard industry communication facility.

Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AVON PRODUCTS, INC.

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS as Registrar, Paying Agent, Transfer Agent

By
Name:
Title:

By
Name:
Title:

Exhibit A

EXH. A-1

[TRANSFEREE CERTIFICATION]

Date:

To:

Avon Products, Inc

[Address Information]

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200,

Jacksonville, FL 32256 USA

Attention: Transfer

Re: Avon Products, Inc

•	$142,000,000 2.60% Senior Notes, Series A, due November 23, 2015

•	$290,000,000 4.03% Senior Notes, Series B, due November 23, 2020

•	$103,000,000 4.18% Senior Notes, Series C, due November 23, 2022

Ladies and Gentlemen:

                         (“Transferee”) hereby certifies, represents and warrants to the Company that:

Section 6.1. Purchase for Investment. Such Transferee is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Transferee’s or such pension or trust funds’ property shall at all times be within such Transferee’s or such pension or trust funds’ control. Such Transferee understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Accredited Investor. Such Transferee is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Such Transferee has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

EXHIBIT 13.2

(to Note Purchase Agreement)

Section 6.3. Source of Funds. Such Transferee represents that either:

at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Transferee to pay the purchase price of the Notes to be purchased by such Transferee hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Transferee’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Transferee’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Transferee to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

-OR-

The purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA

IN WITNESS WHEREOF, the undersigned has caused this Transferee Certification to be executed by its duly authorized representative as of the day and year first above written.

[TRANSFEREE]

By:
Name:

Title: